                                                                   EXHIBIT 10.18

                       EXECUTIVE STOCK OPTION AGREEMENT
                       --------------------------------


     This Executive Stock Option Agreement (the "Agreement") is made as of
                                                 ---------
November 24, 1999 (the "Effective Date") between Panolam Industries Holdings,
                        --------------
Inc., a Delaware corporation (together with its successors and assigns, "Holdings"), and Robert J. Muller, Jr. (the "Executive").
 --------                                    ---------

     WHEREAS, Panolam Acquisition Company, L.L.C., a Delaware limited liability company ("PAC"), has entered into an agreement to acquire over 93% of the
          ---
capital stock of Holdings;

     WHEREAS, the Executive and Holdings (the "Parties") and Panolam Industries
                                               -------
International, Inc., a Delaware corporation (together with its successors and assigns, "International") have entered into an employment agreement dated
          -------------
November 24, 1999 (the "Employment Agreement"), in connection with such
                        --------------------
acquisition agreement;

     WHEREAS, pursuant to the Employment Agreement, the Executive is to be granted a compensatory option to purchase shares of Holdings' common stock, subject to certain terms and conditions;

     WHEREAS, the Parties and PAC have entered into a stockholders' agreement dated as of November 24, 1999 (the "Executive Stockholders' Agreement"), which
                                    ---------------------------------
agreement sets forth certain rights and obligations relating to, among other things, securities purchased under this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and in the Employment Agreement, the Executive Stockholders' Agreement and other related agreements, the Parties hereby agree as follows:

     1.  Certain Definitions.  Any capitalized term not otherwise defined herein
         -------------------
shall have the meaning set forth in the Employment Agreement, and any capitalized term not otherwise defined herein or in the Employment Agreement shall have the meaning set forth in the Executive Stockholders' Agreement. The following capitalized terms shall have the following meanings:

     "Agreement" shall have the meaning specified in the Preamble to this
      ---------
Agreement.

     "Carlyle's Cost" shall have the meaning specified in, and shall be
      --------------
determined in accordance with, the Executive Stockholders' Agreement.

     "Cause" shall have the meaning specified in, and shall be determined in
      -----
accordance with, the Employment Agreement.

     "Common Stock" shall mean common stock of Holdings, par value $0.01 per
      ------------
share.

     "Cumulative EBITDA", as of a given calendar year-end, shall mean the total
      -----------------
of Holdings' EBITDA from and after January 1, 1999, through such year-end.

     "Cumulative EBITDA Target", when used in respect of any specified calendar
      ------------------------
year, shall mean the cumulative EBITDA Target set forth in Appendix A to this Agreement, as such target may be modified pursuant to Section 8(b).

     "Disability" shall have the meaning specified in, and shall be determined
      ----------
in accordance with, the Employment Agreement.

     "EBITDA Target", when used in respect of any specified calendar year, shall
      -------------
mean the EBITDA Target specified in Appendix A to this Agreement, as such target may be modified pursuant to Section 8(b).

     "EBITDA" shall mean Holdings' EBITDA as defined in, and determined in
      ------
accordance with, the Employment Agreement.

     "Employment Agreement" shall have the meaning specified in the second
      --------------------
"Whereas" clause in the Preamble to this Agreement.

     "Executive" shall have the meaning specified in the Preamble to this
      ---------
Agreement, as modified by Section 9(b)(ix).

     "Executive Option Holder" shall mean (x) the Executive and (y) any
      -----------------------
Permitted Transferee to whom an Option has been Transferred, in whole or in part, in accordance with Section 6.

     "Exercise Price" shall mean the price per share at which shares may be
      --------------
purchased pursuant to the Options. As of the Effective Date, the Exercise Price shall be $1,287.94, which the Parties agree is the Fair Market Value of a share of Common Stock as of the Effective Date. After the Effective Date, such price may be adjusted from time to time pursuant to Section 8(a).

     "Holdings" shall have the meaning set forth in the Preamble to this
      --------
Agreement.

     "Internal Rate of Return" shall have the meaning specified in Section
      -----------------------
3(e)(ii) as determined in accordance with Section 3(e)(iii).

     "International" shall have the meaning set forth in the second "Whereas"
      -------------
clause in the Preamble to this Agreement.

     "Option" and "Options" shall mean the Tier I Option and/or the Tier II
      ------       -------
Option.

     "Parties" shall mean the Executive and Holdings.
      -------

     "Plan" shall mean the 1999 Stock Option Plan as adopted by Holdings on
      ----
November 24, 1999.

     "Terminating Year" shall have the meaning specified in Section 4(d).
      ----------------

     "Tier I Option" and "Tier I Option Shares" shall have the meanings
      -------------       --------------------
specified in Section 2(a).

     "Tier I-A Option Shares" and "Tier I-B Option Shares" shall have the
      ----------------------       ----------------------
meanings specified in Section 2(a).

     "Tier II Option" and "Tier II Option Shares" shall have the meanings
      --------------       ---------------------
specified in Section 2(b).

     2.   Grant of Options.
          ----------------

     Subject to the terms and conditions set forth in this Agreement, Holdings hereby grants to the Executive, effective as of the Effective Date, the Tier I Option and Tier II Option (collectively, the "Options") described below. The
                                              -------
Options are not intended to be "incentive stock options" within the meaning of
            ---
Section 422 of the Code. The Options are granted pursuant to the Employment Agreement and the Plan. In the event of any inconsistency between the provisions of this Agreement or of the Employment Agreement and the provisions of the Plan, the provisions of this Agreement and of the Employment Agreement shall control.

          (a) The "Tier I Option" is an option to purchase seven thousand nine
                   -------------
(7,009) shares of Common Stock (the "Tier I Option Shares") at a price per share
                                     --------------------
equal to the Exercise Price. Three thousand five hundred five (3,505) of such shares shall be "Tier I-B Option Shares" and the remainder shall be "Tier I-A
                 ----------------------                              --------
Option Shares".
-------------

          (b) The "Tier II Option" is an option to purchase three thousand five
                   --------------
hundred five (3,505) shares of Common Stock (the "Tier II Option Shares") at a
                                                  ---------------------
price per share equal to the Exercise Price.

          (c) The Options shall expire at 11:59 p.m. on the eleventh anniversary of the Effective Date, subject to earlier expiration as provided in Section 4 below.

     3.   Exercisability/Vesting of Options.
          ---------------------------------

          (a) General.  The Options may be exercised only to the extent that
              -------
they are vested and exercisable. To the extent that they become vested and exercisable, the Options shall remain vested and exercisable until either (i) they are fully exercised or (ii) they expire pursuant to Section 2(c) or 4.

          (b)   Tier I-A Option Vesting. Subject to the provisions of Section 4,
                -----------------------
the Tier I Option shall vest and become exercisable (i) for fifty-nine (59) Tier I Option Shares on the first day of each of the 59 calendar months that immediately succeed the calendar month in which the Effective Date falls and
(ii) for all remaining unvested Tier I-A Option Shares on the first day of the sixtieth such calendar month.

          (c)   Tier I-B Option Vesting.
                -----------------------

                (i) Subject to the provisions of Section 4, the Tier I Option shall vest and become exercisable for all Tier I-B Option Shares on June 30, 2009.

                (ii) Notwithstanding the foregoing and subject to the provisions of Section 4, the Tier I Option shall vest and become exercisable pursuant to this Section 3(c)(ii) for seven hundred one (701) Tier I-B Option Shares on the date on which certified consolidated financial statements for Holdings first become available for calendar year 2000, for calendar year 2001, for calendar year 2002, and for calendar year 2003, and shall become exercisable for seven hundred one (701) Tier I-B Option Shares on the date on which certified consolidated financial statements for Holdings first become available for calendar year 2004 if and only if Holding's EBITDA for the calendar year in
                       --------------
question at least equals the EBITDA Target for such year.

                (iii) Notwithstanding the foregoing and subject to the provisions of Section 4, in the event that Holdings' Cumulative EBITDA as of the end of any calendar year that commences on or before January 1, 2004 equals or exceeds the corresponding Cumulative EBITDA Target, then the Tier I Option shall vest and become exercisable, on the date on which certified consolidated financial statements for Holdings first become available for such year, for all Tier I-B Option Shares for which it would then, or would previously, have become vested and exercisable had Holdings' EBITDA for such year, and for all prior calendar years, exceeded the corresponding EBITDA Targets.

          For example, if Holdings fails to achieve its EBITDA Target
          -----------
          for calendar year 2000, then the Tier I Option will not vest with respect to any Tier I-B Option Shares for such year. However, if Holdings subsequently achieves its Cumulative EBITDA Target for 2001, then the Tier I Option will vest and become exercisable for one thousand four hundred two (1,402) Tier I-B Option Shares on the date on which its certified consolidated financial statements become available for 2001.

          (d)   Accelerated Vesting of Tier I Option on a Liquidity Event.
                ---------------------------------------------------------
Notwithstanding the foregoing and subject to the provisions of Section 3(f) and
Section 4 and to the proviso at the end of this sentence, the Tier I Option shall, upon the occurrence of a Liquidity Event, vest and become exercisable for 100% of the Tier I Option Shares for which it has not then become vested and exercisable; provided, however, that the Tier I Option shall not vest and become
             --------  -------
exercisable pursuant to this Section 3(d) for any Tier I-B Option Shares with respect to which it could have, but did not, become vested and exercisable pursuant to Section 3(c)(ii) or 3(c)(iii) prior to the occurrence of the Liquidity Event.

          For example, if (x) Holdings fails to achieve its EBITDA
          -----------
          Targets, and Cumulative EBITDA Targets, for the years 2000 and 2001 based on certified consolidated financial statement available prior to July 15, 2002, and (y) a Liquidity Event occurs on July 15, 2002, then vesting shall not be
                                                      ---
          accelerated with respect to those portions of the Tier I Option that otherwise would have been accelerated if Holdings had achieved the EBITDA Targets, or Cumulative EBITDA Targets, for the years 2000 and 2001.

          (e)   Tier II Option Vesting.
                ----------------------

                (i) Subject to the provisions of Section 4, the Tier II Option shall become fully vested and fully exercisable on the tenth anniversary of the Effective Date.

                (ii) Notwithstanding the foregoing and subject to the provisions of Section 3(f) and Section 4, in connection with the occurrence of a Liquidity Event, the Tier II Option shall vest and become exercisable for (A) seven hundred one (701) shares of Common Stock if the value associated with the direct or indirect Holdings interests, business or assets involved in such Liquidity Event (net of any underwriters' discounts or other investment banking fees) results in (x) in the case of a Sale of Holdings, cash or publicly traded securities being received by one or more Carlyle Affiliates, or (y) in the case of a Qualified Public Offering, a value being attributable to all the shares of Common Stock theretofore purchased by Carlyle Affiliates, in either case that reflects an annualized rate of return on Carlyle's Cost (an "Internal Rate of
                                                             ----------------
Return") that equals or exceeds 30%, (B) an additional seven hundred one (701)
------
shares of Common Stock for each 2.5%, up to 7.5%, by which such annualized Internal Rate of Return exceeds 30%, and (C) all of the Tier II Option Shares if the Internal Rate of Return equals or exceeds 40%.

                (iii) The "Internal Rate of Return" shall mean the discount
                           -----------------------
rate at which the sum of the net present values, as of the Effective Date, of
(x) each cash investment (expressed for purposes of this calculation as a negative number) made, through the date of calculation (i.e., the date of the Liquidity Event), by any Carlyle Affiliate to purchase Common Stock measured as of the date of such investment, and (y) each amount of cash or publicly traded securities (expressed for purposes of this calculation as a positive number) received, through the date of calculation (i.e., the date of the Liquidity Event), by any Carlyle Affiliate (excluding, for the avoidance of doubt, management fees) in respect of any direct or indirect Holdings interests, business or assets measured as of the date of receipt, assuming in the case of a Qualified Public Offering that Carlyle Affiliates have received amounts as of the closing date thereof equal to the value associated with the direct or indirect Holdings interests involved in such Qualified Public Offering (net of any underwriters' discounts or other investment banking fees) that is attributable to all of the shares of Holdings common stock theretofore purchased by Carlyle Affiliates, is equal to zero, as mathematically represented by the rate, r, such that:

                                  n

                             [SUMMATION    A\\t\\  =  0
                               symbol]    --------

                                 t=0       (1+r)t

               Where: A\\t// = Cash invested by Carlyle Affiliates, or cash or publicly traded securities received by Carlyle Affiliates (or assumed received as provided above in the case of a Qualified Public Offering) at time t (measured in years from the Effective
                               Date); and
                          n  = Amount of time measured in years from the
                               Effective Date to the date of the Liquidity
                               Event.


         For example, if (i) Carlyle Affiliates purchase Holdings
         -----------
         common stock for $150 million on the Effective Date, (ii) Carlyle Affiliates make additional cash investments in Holdings equal to $50 million on the second anniversary of the Effective Date, (iii) a recapitalization of Holdings occurs and Carlyle Affiliates receive cash outflows equal to $100 million on the fourth anniversary of the Effective Date and (iv) Carlyle Affiliates sell all their remaining Common Stock in a Liquidity Event for $600 million in cash on the fifth anniversary of the Effective Date, then the investment would reflect an Internal Rate of Return of 32.6% (calculated as follows:

          -150.0     - 50.0      + 100.0      + 600.0    = 0; so r = 32.6%)
          ------      ------       -----       ------
          (1+r)0      (1+r)2       (1+r)4      (1+r)5

          and the Tier II Option would vest and become exercisable with respect to one thousand four hundred two (1,402) of the Tier II Option Shares in connection with the occurrence of the Liquidity Event.

          (f) Further Agreement in Connection with a Sale of Holdings.  Neither
              -------------------------------------------------------
Holdings nor PAC shall agree, and each shall cause each of Holdings' Subsidiaries not to agree, to any Sale of Holdings in which (i) the value of the cash and publicly traded securities received by Carlyle Affiliates is not sufficient to cause all the Tier II Options to vest pursuant to Section 3(e) and
                                                                             ---
(ii) consideration other than cash or publicly traded securities is received by Carlyle Affiliates, unless one or more Carlyle Affiliates reasonably acceptable to the Executive has agreed (which agreement must be reasonably acceptable in form and substance to the Executive) to pay to the Executive, at the time or times, if any, when any such consideration other than cash or publicly traded securities is converted into cash or publicly traded securities, an amount in cash equal to the economic benefit, if any, he would have received pursuant to Sections 3(d) and 3(e) (beyond any economic benefit already received) if the Sale of Holdings had occurred at the time of such conversion.

     4.  Expiration of Options Upon Termination of the Executive's Employment.
         --------------------------------------------------------------------
In the event that the Executive's employment under the Employment Agreement terminates for any reason, the Options shall, to the extent that they are not then vested and exercisable, and do not subsequently become vested and exercisable pursuant to the provisions of this Section 4, immediately terminate and expire.

         (a) In the event that the Executive's employment under the Employment Agreement terminates due to death, Disability or a Termination Without Cause:

             (i) the Tier I-A Option Shares with respect to which the Tier I Option is then scheduled to vest and become exercisable under Section 3(b) during the six month period beginning on the first day of the first calendar month following the Termination Date shall vest and become exercisable as of the Termination Date;

             (ii) the Options shall, to the extent that they are vested and exercisable as of the Termination Date or later become vested and exercisable pursuant to the provisions of this Section 4(a), remain vested and exercisable through (x) in the case of shares for which they were vested and exercisable as of the Termination Date, the second anniversary of the Termination Date and (y) in the case of shares for which they later become vested and exercisable pursuant to this Section 4(a), the second anniversary of the date on which they become vested and exercisable for such shares; and

             (iii) in the event that the Termination Date occurs on a date other than December 31, the Tier I Option shall become vested and exercisable, on the date that certified consolidated financial statements for Holdings for the calendar year of termination are first available, for a pro rata portion of the
                                                        --- ----
Tier I-B Option Shares for which it would have become vested and exercisable had the Executive remained employed under the Employment Agreement through December 31st of the calendar year of termination, which pro rata portion shall
                                                         --- ----
equal a fraction, the numerator of which is the number of days in the calendar
                      ---------
year of termination through the Termination Date and the denominator of which is
                                                         -----------
365.

         (b) In the event that the Executive's employment under the Employment Agreement is terminated for Cause or by the Executive voluntarily in a termination governed by Section 9(e) of the Employment Agreement, the Options shall, to the extent that they are vested and exercisable as of the Termination Date or later become vested and exercisable pursuant to the provisions of
Section 4(d), remain exercisable (i) in the case of shares for which the Options are vested and exercisable as of the Termination Date, 30 days following the Termination Date and (ii) in the case of Tier I-B Option Shares for which the Tier I Option later becomes vested and exercisable pursuant to Section 4(d), for 30 days following the date on which the Tier I Option becomes vested and exercisable for such shares.

         (c) In the event that the Term of Employment expires in accordance with Section 2 of the Employment Agreement pursuant to a notice of non-extension, the Options shall, to the extent that they are vested and exercisable as of the Termination Date or later become vested and exercisable pursuant to the provisions of Section 4(d) or 4(e), remain exercisable for the period provided in this Section 4(c).

               (i) In the event that the Term of Employment expires pursuant to a notice of non-extension from Holdings and International, the Options shall remain exercisable (A) in the case of shares for which they were vested and exercisable as of the Termination Date, through the second anniversary of the Termination Date and (B) in the case of any shares for which they later become vested and exercisable pursuant to Section 4(d) or 4(e), through the second anniversary of the date on which they become vested and exercisable for such shares.

               (ii) In the event that the Term of Employment expires pursuant to a notice of non-extension from the Executive, the Options shall remain exercisable (A) in the case of shares for which they are vested and exercisable as of the Termination Date, through the 183rd day following such date and (B) in the case of Tier I-B Option Shares for which the Tier I Option later becomes vested and exercisable pursuant to Section 4(d), through the 183rd day following the date on which the Tier I Option becomes vested and exercisable for such shares.

          (d) Notwithstanding the foregoing, in the event that the Executive's employment under the Employment Agreement is terminated on or after the last day of a given calendar year (the "Terminating Year") but prior to the date that
                               ----------------
certified consolidated financial statements for Holdings for the Terminating Year first become available, then the Tier I Option shall become exercisable for additional Tier I-B Option Shares on the date that certified consolidated financial statements for Holdings for the Terminating Year first become available if and only if the EBITDA Target, or Cumulative EBITDA Target, for
          --------------
such year is satisfied in accordance with Sections 3(c)(ii) and 3(c)(iii).

          (e) In the event that (i) the Executive's employment under the Employment Agreement is terminated (x) in a Termination Without Cause or (y) by expiration of the Term of Employment in accordance with Section 2 of the Employment Agreement pursuant to a notice of non-extension from Holdings and International and (ii) a Liquidity Event occurs within one year following the Termination Date, then the Options shall vest and become exercisable in connection with the occurrence of the Liquidity Event to the extent provided in Sections 3(d) and 3(e)(ii).

     5.   Procedure for Exercise of Options.
          ---------------------------------

          (a) Any Executive Option Holder may exercise all or any portion of an Option then held by such Executive Option Holder, to the extent that it is vested and exercisable, at any time and from time to time prior to its expiration, by delivering a written notice of exercise to Holdings, specifying the number of shares to be purchased, signed by the Executive Option Holder (or such Executive Option Holder's legal representative), and accompanied by

               (i) payment in full (or an arrangement for payment in full pursuant to Section 5(b)) of (x) the aggregate Exercise Price for such shares in accordance with Section 5(b) and (y) any tax withholding obligations relating to such exercise in accordance with Section 7;

               (ii) such reasonably requested representations and documents as Holdings shall have specified to the Executive Option Holder in advance of such exercise and as are necessary to effect compliance with applicable tax, securities, and other laws and regulations; and

               (iii) in the event that the Option shall be exercised by any Person other than the Executive, appropriate proof of the right of such Person to exercise the Option.

          (b) The aggregate Exercise Price for shares to be purchased pursuant to an exercise of an Option may be made:

               (i)   by wire transfer of immediately available funds;

               (ii) by delivery of a certified or cashier's check, or of a personal check backed by sufficient available funds, in each case made payable to Holdings;

               (iii) by delivery of shares of common stock of Holdings that have been held by the Person exercising the Option for at least six (6) months, or that otherwise may be delivered to Holdings as payment of the Exercise Price without resulting in an accounting charge to Holdings, which securities have a Fair Market Value at least equal to the aggregate Exercise Price;

               (iv) through a commitment from a brokerage firm, or other Person acceptable to Holdings, to pay the aggregate Exercise Price for the shares to be purchased from the proceeds of a sale of shares issuable on the exercise of the Option based on properly executed irrevocable instructions by the Person exercising the Option to such broker or other Person to promptly deliver such amount to Holdings;

               (v) in the event that the exercise is in connection with a Transfer of the securities obtained on the exercise in a Tag-Along Sale, in a Drag-Along Sale, in an Approved Sale, or in connection with a Liquidity Event, by an irrevocable arrangement to deliver to Holdings securities or other property received in connection with such Transfer, which securities or other property have a Fair Market Value at least equal to the aggregate Exercise Price; provided that (1) the Executive Option Holder pays to Holdings, at the
       -------------
time of exercise, the par value of the shares to be issued upon exercise, (2) any such arrangement is permissible under the margin rules (if applicable) and any other applicable rules and (3) such arrangement will not result in an accounting charge to Holdings;

               (vi)  any combination of (i) through (v); or

               (vii) any other reasonable method approved by Holdings (which approval shall not be unreasonably withheld).

Payment by delivery of securities may be effected by delivering one or more certificates or by otherwise delivering securities to Holdings' reasonable satisfaction, and in each case accompanied by such endorsements, stock powers, signature guarantees or other documents or assurances as may reasonably be required by Holdings. If a certificate or certificates or other documentation representing securities in excess of the amount required are delivered, a certificate (or other satisfactory evidence of ownership) representing the excess securities shall be returned by Holdings. Holdings need not accept fractional shares or securities.

          (c) Holdings shall, upon satisfaction of the provisions of Section 5(a), make prompt delivery of the purchased shares, which shares shall be registered on Holdings' books. Neither the Executive nor any other Person shall be entitled to any of the rights or privileges of a stockholder of Holdings in respect of any shares issuable upon any exercise of the Options unless and until such shares shall have been registered in the name of such Person on the Holdings' books. Except as otherwise provided in Section 8(a), no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities, or other property) or distributions or other rights for which the record date is prior to the date such shares are so registered.

          (d) In the event that any Executive Option Holder elects to exercise any portion of an Option in connection with a proposed Tag-Along Sale, Drag-Along Sale, Approved Sale or Liquidity Event, then such Executive Option Holder shall be entitled to deliver a conditional exercise notice pursuant to Section 5(a) hereof, under which such Executive Option Holder's exercise of the Option shall become effective simultaneously with, and contingent upon, the consummation of such Tag-Along Sale, Drag Along Sale, Approved Sale or Liquidity Event, with payment for shares purchased under the Option pursuant to such exercise to be made at the time of such consummation.

          (e) To the extent that the Options are, or become, exercisable in connection with a Liquidity Event, Holdings shall use its best commercially reasonable efforts to allow any Executive Option Holder to exercise the Options at a time, and in a fashion, that allows such Executive Option Holder to participate in the Liquidity Event transaction. If a Liquidity Event occurs as a result of which the Carlyle Affiliates cease to own any and all of the shares of Common Stock theretofore held by the Carlyle Affiliates, then all of the Options that have become exercisable as of the date of the consummation of such Liquidity Event and that are not exercised either actually or contingently upon or before the consummation of such Liquidity Event shall expire and cease to be exercisable immediately after such Liquidity Event.

     6.   Non-Transferability of Options. The Options are personal to the holder
          ------------------------------
and may not be transferred, in whole or in part, other than in a Transfer, on notice to Holdings, to a Permitted Transferee who has agreed to be bound by the terms of this Agreement, and of the Executive Stockholders' Agreement, by executing a counterpart of each; provided, that, no such Transfer shall be
                                 --------  ----
effective unless Holdings is supplied, on reasonable written request by Holdings
          ------
made promptly after Holdings receives notice of the Transfer, an opinion of counsel reasonably acceptable to Holdings to the effect that such Transfer is not in violation of this Agreement, the 1933 Act or the securities laws of any state. Any Transfer or attempted Transfer of all, or any part, of the Options in violation of this Section 6 shall be void, and Holdings shall not record such Transfer on its books or treat any purported transferee of such Options as the owner of such Options for any purpose.

     7.  Withholding of Taxes.  The Executive shall pay to Holdings any sums
         --------------------
that Holdings is required to withhold under any applicable income, excise, or other tax law, or that the Executive desires to pay through withholding, with respect to any exercise or disposition of the Options. The Executive may pay such sums:

               (i) by authorizing Holdings to withhold securities otherwise issuable to him upon exercise of the Option, which securities shall have a Fair Market Value no greater than the sum required to be withheld or paid as of the date on which the amount of tax to be withheld is determined;

               (ii) through any of the methods specified in Section 5(b), provided that any payment by the method specified in Section 5(b)(v) is made in
-------------
cash or cash equivalents;

               (iii) by any combination of the methods referred to in clauses
(i) and (ii); or

               (iv) through any other reasonable method approved by Holdings, which approval shall not be unreasonably withheld.

Nothing in this Section 7 is intended to alter the Executive's liability for any federal, state or local income or other taxes applicable upon the grant or exercise of the Options or the disposition of the Option Shares.

     8.  Adjustments.
         -----------

         (a) Adjustments in Options.  In the event that (x) the outstanding
             ----------------------
securities of the class or classes then subject to the Options are increased in number, decreased in number, or exchanged for or converted into cash, property and/or a different number or kind of securities, or (y) cash, property and/or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, reorganization, reclassification, dividend (other than a regular, quarterly cash dividend), spin-off, split-up, or other distribution, stock split, reverse stock split or the like, or in the event that substantially all of the business or assets of Holdings are sold or otherwise disposed of, then Holdings shall adjust the number and type of shares or other securities or cash or other property that may thereafter be acquired upon the exercise of the Options and the Exercise Price of the Options, and shall make corresponding adjustments in the provisions of Section 3 relating to the vesting and exercisability of the Options for specified numbers of shares and in any other terms and conditions of the Options that are affected by the occurrences, in each case in a manner that is consistent with Section 424 of the Code and the regulations thereunder and that avoids diminishment or enlargement of the rights, value and after-tax economic opportunity represented by the Options; provided, however, that any such
                                        --------  -------
adjustments in the Options shall be made without changing the aggregate Exercise Price of the then unexercised portion of the Options.

          (b)   Adjustments in EBITDA Targets.  The EBITDA Targets and the
                -----------------------------
Cumulative EBITDA Targets specified in Appendix A are based upon certain revenue and expense assumptions, made as of the Effective Date, about the future business of Holdings. Accordingly, in the event that, after such date, any acquisition of any business by Holdings or any of its Subsidiaries or any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Common Stock or other securities of Holdings or of any of its Subsidiaries, issuance of warrants or other rights to purchase Common Stock or other securities of Holdings (other than pursuant to the Plan or any successor), any unusual or nonrecurring transactions or events affecting Holdings, any Affiliate of Holdings, or the financial statements of Holdings or any Affiliate, or change in applicable laws, regulations, or accounting principles occurs, in each case such that an adjustment is appropriate in order to avoid diminishment or enlargement of the benefits or potential benefits intended to be made available under the Options, then Holdings shall, in good faith and in a reasonable and equitable manner, adjust the financial targets set forth in Appendix A to avoid any such diminishment or enlargement.

     9.   General Provisions.
          ------------------

          (a)   Right to Continued Employment.  Nothing in this Agreement shall
                -----------------------------
interfere with or limit in any way the right of International or Holdings to terminate the Executive's employment at any time (with or without Cause), nor confer upon the Executive any right to continue in the employ of International or Holdings for any period of time or to continue at the Executive's present (or any other) rate of compensation.

          (b)   Miscellaneous. The following Sections of the Employment
                -------------
Agreement shall be deemed incorporated into this Agreement as if fully set forth herein, except that (A) all references to "the Company" shall be disregarded,
(B) the laws of the State of Delaware shall govern all questions concerning the "internal affairs" of Holdings, (C) the term "Covered Claim" as used in Section 15 of the Employment Agreement shall be deemed to include only claims arising under or relating to this Agreement, (D) all references to attached "forms of agreement" shall be disregarded and (E) all provisions relating to the vesting and exercisability of (x) the Tier I Option with respect to Tier I-B Option Shares, and (y) the Tier II Option, shall be construed and enforced in such a fashion as to provide Holdings and each Executive Option Holder with the rights and benefits intended under this Agreement:

          (i)   Section 13 (relating to assignments and transfers),

          (ii)  Section 14 (relating to representations),

          (iii) Section 15 (relating to dispute resolution),

          (iv)  Section 16 (relating to notices),

          (v) Section 17(a) (the "integration clause") which shall be deemed to include the Employment Agreement and the agreements forms of which are attached to the Employment Agreement,

          (vi)   Section 17(b) (relating to severability),

          (vii)  Section 17(c) (relating to amendments and waivers),

          (viii) Section 17(d) (relating to headings),

          (ix) Section 17(e) (second sentence only) (relating to the Executive's death or incompetence),

          (x)    Section 17(f) (relating to survival of provisions),

          (xi)   Section 17(j) (relating to governing law) and

          (xii)  Section 17(k) (relating to counterparts).

     IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                             THE EXECUTIVE


                             ________________________________________
                             Robert J. Muller, Jr.



                             PANOLAM INDUSTRIES HOLDINGS, INC.


                             By:   __________________________________
                             Name:
                             Title:



                             PANOLAM ACQUISITION COMPANY, L.L.C.,
                             (for purposes of Section 3(f) hereof only)


                             By:   __________________________________
                             Name:
                             Title (if applicable):


                             And, if and when Transferred in accordance with the terms of this Agreement:

                             EXECUTIVE OPTION HOLDER


                             By:   __________________________________
                             Name:
                             Title (if applicable):


                                                            APPENDIX A


                                EBITDA Targets
                                --------------

                                Fiscal Year of Holdings Ending December 31,

                         --------------------------------------------------
                           2000       2001       2002      2003      2004
                         ---------  --------   --------  --------  --------


Annual EBITDA Target        $74.5     $80.5       $86.8     $91.1     $95.7
Cumulative EBITDA Target     74.5     155.0       241.8     332.9     428.6